Exhibit 10.52
CON-WAY INC.
2006 EQUITY AND INCENTIVE PLAN
Amended and Restated December 2008
Table of Contents

1.	Purpose; Types of Awards; Construction	1
2.	Definitions	2
3.	Administration	7
4.	Eligibility	8
5.	Stock Subject to the Plan	9
6.	Terms of Awards	11
7.	Options	11
8.	SARs	12
9.	Restricted Stock	12
10.	Phantom Stock Units	13
11.	Dividend Equivalents	14
12.	Annual Incentive Compensation Program	14
13.	Other Stock-Based or Cash-Based Awards	14
14.	Change in Control Provisions	15
15.	Claims Procedures	15
16.	General Provisions	16
1.	Purpose; Types of Awards; Construction.
The purpose of the Con-way Inc. 2006 Equity and Incentive Plan (the “Plan”) (formerly known as the CNF, Inc. 2006 Equity and Incentive Plan) is to afford an incentive to selected employees of Con-way Inc. (the “Company”) and its Subsidiaries and Affiliates to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The Plan provides for the grant of stock options (including “incentive stock options” and “non-qualified stock options”), stock appreciation rights (either in connection with stock options granted under the Plan or independently of stock options), restricted stock, phantom stock units, dividend equivalents and other stock-based or cash-based Awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “qualified performance-based compensation” under Section 162(m) of the Code may comply with such requirements and, insofar as may be applicable to such Awards, the Plan shall be interpreted in a manner consistent with such requirements.
The Plan was originally approved by the Board and the Shareholders of the Company in 2006. The Plan was previously amended in September 2006 and December 2006 to make certain administrative changes, and the Plan is hereby amended and restated in 2008 to accomplish the changes necessary to keep the Plan compliant with Sections 162(m) and 409A of the Code and also to make other administrative and clarifying changes to the Plan.
2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Exchange Act, including a Business Unit.
“Award” means any Option, SAR, Restricted Stock, Phantom Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.
“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
“Board” means the Board of Directors of the Company.
“Business Unit” means an entity, whether or not incorporated, more than 50% of the outstanding ownership interests of which are owned by the Company, directly or indirectly through one or more ownership chains where each link in the chain owns more than 50% of the outstanding ownership interests of the next link (either alone or together with other links in the same chain or another chain).
“Change in Control” means the occurrence of any one of the following events:
(a)	25% of the Company’s Voting Securities Acquired by an Outsider. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) the Company or its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	Members of the Board as of January 1, 2006 cease to constitute a majority of Directors. The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on January 1, 2006, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2006 or whose appointment, election or nomination for election was previously so approved or recommended;

(c)	Merger or Consolidation. There is consummated a merger or consolidation of the Company, a Subsidiary or an Affiliate with any other corporation or other entity, which merger or consolidation —
(i)	results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or the surviving or parent entity outstanding immediately after such merger or consolidation, or

(ii)	is effected to implement a recapitalization of the Company (or similar transaction) in which a “person” (as defined in clause (a) above), directly or indirectly, acquires 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates);
(d)	Complete Liquidation or Disposition of more than 75% of the Company’s Assets. The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company’s assets on a consolidated basis (or any transaction having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

(e)	Disposition of a Business Unit. There is consummated the Disposition of a Business Unit; provided, however, that this clause (e) shall apply only to employees who (i) immediately prior to the Disposition of a Business Unit were employed by (and on the payroll of) the Business Unit that was the subject of the Disposition of a Business Unit (for purposes of this clause (e) the “Subject Business Unit”) and (ii) immediately following the Disposition of a Business Unit are employed by (and on the payroll of) either
(i)	in the case of a sale of ownership interests within the meaning of clause (a) of the definition of Disposition of a Business Unit (or similar transaction or course of action under clause (c) of the definition of Disposition of a Business Unit), the Subject Business Unit, its successor, or an employer affiliated with the Subject Business Unit or its successor, or

(ii)	in the case of a sale of assets within the meaning of clause (b) of the definition of Disposition of a Business Unit (or similar transaction or course of action under clause (c) of the definition of Disposition of a Business Unit), the purchaser of the assets, its successor, or an employer affiliated with the purchaser of the assets or its successor.
Because severance agreements and severance plans are not intended to serve the same purpose as the Plan, whether benefits are payable under a severance agreement or a severance plan does not determine whether a “Change in Control” has taken place under the Plan.
“Claimant” means any person who believes that he or she is not receiving the full benefits to which he or she is entitled under the Plan.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board, the composition of which shall at all times satisfy the provisions of Rule 16b-3, Section 162(m) of the Code and applicable New York Stock Exchange Rules; provided, however, that the Board may, if it so chooses, retain authority to administer all or any part of the Plan and, to the extent the Board does so, references in the Plan to “Committee” shall mean and be references to the Board. Notwithstanding the foregoing to the contrary, the administration of awards made to Covered Employees and which are intended as “performance-based compensation” shall exclusively be administered by the Committee and not by the Board.
“Company” means Con-way Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
“Covered Employee” has the meaning given by Section 162(m)(3) of the Code.
“Disposition of a Business Unit” means a sale or other disposition, however effected, of a Business Unit which is either:
(a)	Sale of Ownership Interests. A sale by the Company or an Affiliate of the then outstanding ownership interests of the Business Unit having more than 50% of the then existing voting power of all outstanding ownership interests of the Business Unit, whether by merger, consolidation or otherwise, unless after the sale the Company, an Affiliate, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, the Business Unit or any other Affiliate, individually or collectively, directly or indirectly, owns the then outstanding ownership interests of the Business Unit having 50% or more of the then existing voting power of all outstanding ownership interests of the Business Unit;

(b)	Sale of Assets. The sale of all or substantially all of the assets of the Business Unit as a going concern; or

(c)	Other Transaction. Any other transaction or course of action engaged in, directly or indirectly, by the Company, the Business Unit or an Affiliate that has a substantially similar effect as the transactions of the type referred to in clause (a) or (b) above, except as provided in clause (y) or (z) below.
A Disposition of a Business Unit may occur even if such Business Unit constitutes part of a larger enterprise at the time of the relevant Disposition of a Business Unit transaction and such Disposition of a Business Unit involves such larger enterprise. However, a “Disposition of a Business Unit” shall not occur:
(y)	Spin-off or Public Offering. In the event of the sale or distribution of ownership interests (including, without limitation, a spin-off) of the Business Unit to stockholders of the Company, or the sale of assets of the Business Unit to any corporation or other entity owned, directly or indirectly, by the stockholders of the Company, in either case in substantially the same proportions as their ownership of stock in the Company, or a public offering of the ownership interests of the Business Unit (even if after the public offering the Company has no direct or indirect ownership interest in the Business Unit), or
(z)	Liquidation. In the event of the closing down or liquidation of the Business Unit, even if the Business Unit sells all or substantially all of its assets.
“Dividend Equivalent” means a right, granted to a Grantee under Section 11(b)(v), to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.
“Effective Date” of this amendment means January 1, 2009; the Plan’s Original Effective Date means January 23, 2006, the date that the Plan was adopted by the Board.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
“Fair Market Value” per share of Stock as of a particular date means:
(a)	the closing sales price per share of Stock on that date on the national securities exchange on which the Stock is principally traded or, if the exchange is not open or for any other reason there are no sales of Stock on that date, the closing sales price per share of Stock for the last preceding date on which there was a sale of such Stock on such exchange; or

(b)	if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock on that date in such over-the-counter market or, if the market is not open or for any other reason there are no sales of Stock on that date, the average of the closing bid and asked prices on the last preceding date on which there was a sale of such Stock in such market; or

(c)	if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.
“Grantee” means a person who, as an employee of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.
“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
“NQSO” means any Option that is designated as a non-qualified stock option.
“Option” means a right, granted to a Grantee under Section 7, to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or a Subsidiary.

“Other Cash-Based Award” means an Award which is not denominated or valued by reference to Stock, including an Award which is subject to the attainment of Performance Goals or otherwise as permitted under the Plan and including an Award under the CNF Inc. Value Management Plan.
“Other Stock-Based Award” means an Award, other than an Option, SAR, Restricted Stock, Phantom Stock Unit, or Dividend Equivalent, that is denominated or valued in whole or in part by reference to Stock and is payable in cash or in Stock.
“Performance Goals” means performance goals based on one or more of the following criteria:
(a)	pre-tax income, after-tax income, or operating income or profit, in each case computed with appropriate adjustments,

(b)	return on equity, assets, capital or investment,

(c)	earnings or book value per share,

(d)	working capital,

(e)	sales or revenues, in each case computed with appropriate adjustments (such as deducting sales commissions and purchased transportation),

(f)	accounts receivable or days sales outstanding,

(g)	operating or administrative expense in the absolute or as a percent of revenue,

(h)	stock price appreciation or total stockholder return (stock price appreciation plus dividends),

(i)	operational efficiency factors,

(j)	safety (accidents), and

(k)	implementation or completion of critical projects or processes.
Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, an Affiliate, a Business Unit, or a division the Company, a Subsidiary, an Affiliate, or a Business Unit, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee with respect to Covered Employees; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
“Phantom Stock Unit” means a right granted or issued under Section 10 to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).
“Plan” means this Con-way Inc. 2006 Equity and Incentive Plan, as amended from time to time.
“Plan Year” means a calendar year.
“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 9 that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).
“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under the Exchange Act, including any successor to such Rule.
“Stock” means shares of the common stock, par value $0.625 per share, of the Company.
“SAR” or “Stock Appreciation Right” means the right allowing a Grantee under Section 8 to elect to receive an amount equal to the appreciation in the Fair Market Value of Stock from the grant date to the exercise date, with payment to be made in cash or Stock as specified in the Award or determined by the Committee.
“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
3.	Administration.
The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the power and authority:
(a)	to grant Awards;

(b)	to determine the persons to whom and the time or times at which Awards shall be granted;

(c)	to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award;

(d)	to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

(e)	to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

(f)	to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards;

(g)	to designate Affiliates;

(h)	to construe and interpret the Plan and any Award;

(i)	to prescribe, amend and rescind rules and regulations relating to the Plan;

(j)	to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and

(k)	to make all other determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing and except as otherwise provided in Section 5(g) below, the Committee shall not have the power and authority to lower the exercise price of any outstanding Option or SAR, nor shall the Committee have the power and authority to settle, cancel or exchange any outstanding option or SAR in consideration for the grant of a new Award with a lower exercise price, and the Committee may only grant those Awards that either comply with the applicable requirements of Section 409A of the Code or do not result in the deferral of compensation within the meaning of Section 409A of the Code.
The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such power and authority as it may deem advisable (including the authorization permitted by Section 157(c) of the Delaware General Corporation Law), and the Committee or any person to whom it has delegated power and authority as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder, subject to Section 15 (Claims Procedures).
No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
4.	Eligibility.
Awards may be granted to selected employees of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.
(a)	Plan Limit. The maximum number of shares of Stock reserved for issuance pursuant to Awards granted under the Plan over the term of the Plan is 6,200,000, subject to adjustment as provided in subsection (g). Each share of Restricted Stock, each Phantom Stock Unit payable in shares of Stock and each share of Stock subject to an Other Stock-Based Award that is granted shall reduce the pool by 1.72 shares. Determinations made in respect of the limitations set forth in this Section 5 shall be made in a manner consistent with the rules of the New York Stock Exchange (or any other applicable stock exchange).

(b)	Individual Limit. The maximum number of shares of Stock with respect to which Options or SARs may be granted to a single individual over the term of the Plan is 1,550,000, subject to adjustment as provided in subsection (g). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(c)	ISO Limit. The maximum number of shares of Stock that may be issued in the aggregate in respect of ISOs to all Grantees over the term of the Plan is 6,200,000, subject to adjustment as provided in subsection (g). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Sections 422 and 424 of the Code.

(d)	Limit on Restricted Stock, Phantom Stock Units and Other Stock-Based Awards. The maximum number of shares of Stock that may be issued in the aggregate in respect of Restricted Stock, Phantom Stock Units and Other Stock-Based Awards to all Grantees over the term of the Plan is 3,604,650, and the maximum number of shares of Stock that may be awarded in the form of Restricted Stock and Phantom Stock Units to a single individual over the term of the Plan is 500,000, in each case subject to adjustment as provided in subsection (g).

(e)	Source of Shares. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(f)	Adjustments to the Number of Shares that may be Issued.
(i)	Options. If an Option expires, is surrendered, or becomes unexercisable without having been exercised in full, the unissued or retained shares of Stock shall become available for future grant under the Plan. Unissued shares of Stock that are retained by the Company, or issued shares that are surrendered by the Grantee to the Company, in each case upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise, shall not be available for future grant under the Plan.

(ii)	SARs. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of SARs that can be settled only with cash. If an SAR may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced upon grant by the full number of shares subject to the SAR. If an SAR that may be settled with stock expires without exercise or is settled with cash, the shares of Stock shall become available for future grant under the Plan. If an SAR is granted in tandem with an Option (so that the exercise of one reduces or eliminates the extent to which the other can be exercised), the number of shares of Stock that may be issued under the Plan shall be reduced upon grant by the total number of shares of Stock that are subject to the tandem Option and SAR, and if a tandem Option and SAR expires without exercise or is settled with cash the shares of Stock subject to such tandem Option and SAR shall become available for future grant. Shares of Stock that otherwise would be issued with respect to a SAR but are instead retained in order to satisfy withholding taxes shall not be available for new Awards.

(iii)	Restricted Stock. If shares of Restricted Stock are withheld upon vesting to cover taxes, such shares shall not become available for future grant under the Plan. Shares of Restricted Stock that are forfeited shall become available for future grant under the Plan, on the basis of 1.72 shares for every such share of Restricted Stock.

(iv)	Phantom Stock Units. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of Phantom Stock Units that can be settled only with cash. If a Phantom Stock Unit may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced at the time of grant by 1.72 times the full number of shares subject to the Phantom Stock Unit. If a Phantom Stock Unit that may be settled with Stock is forfeited, canceled, exchanged, surrendered or expires without a distribution of shares to the Grantee or is settled with cash, the shares of Stock shall become available for future grant under the Plan, on the basis of 1.72 shares for every such Phantom Stock Unit. Shares of Stock that otherwise would be issued with respect to a Phantom Stock Unit but are instead retained in order to satisfy withholding taxes shall not be available for new Awards.

(v)	Other Stock-Based Awards. The number of shares that may be issued under the Plan shall not be reduced by the grant or exercise of Other Stock-Based Awards that can be settled only with cash. If an Other Stock-Based Award may be settled with Stock, the number of shares that may be issued under the Plan shall be reduced upon grant by 1.72 times the full number of shares subject to the Other Stock-Based Award. If an Other Stock-Based Award that may be settled with Stock is forfeited, canceled, exchanged, surrendered or expires without a distribution of shares to the Grantee or is settled with cash, the shares of Stock with respect to such Other Stock-Based Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, expiration or settlement, become available for future grant under the Plan, on the basis of 1.72 shares for every share of Stock subject to such Other Stock-Based Award. Shares of Stock that otherwise would be issued with respect to a Stock-Based Award but are instead retained in order to satisfy withholding taxes shall not be available for new Awards.
(g)	Reorganizations, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Stock such that one or more adjustments or changes are necessary in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments to any or all of (i) the number and kind of shares of Stock or cash that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or cash issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards. Any such adjustments or changes shall be made in a manner such that the effect on Grantees under the Plan is consistent with the effect of the corporate transaction on shareholders generally.
6.	Terms of Awards.
Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in Stock or cash, or a combination thereof, as the Committee shall determine at the date of grant or thereafter and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, consistent with Section 409A of the Code, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
7.	Options.
The Committee is authorized to grant Options to Grantees on the following terms and conditions:
(a)	Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(b)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price.

(c)	Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its agent.

(d)	Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed since the date of grant of the Option; provided that, the Award Agreement may contain provisions under which, in the event of specified terminations, the Option may continue to be exercisable to a date not later than the expiration date of such Option.

(e)	Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.
8.	SARs.
The Committee is authorized to grant SARs to Grantees on the following terms and conditions:
(a)	In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (ii) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(b)	SARs. An SAR shall confer on the Grantee a right to receive an amount of cash or Stock with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, but not less than the Fair Market Value of a share on the date of grant of such SAR).
9.	Restricted Stock.
The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:
(a)	Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine; provided, however, notwithstanding the foregoing but subject to Section 14 hereof, each Restricted Stock Award shall be subject to restrictions, imposed at the date of grant, relating to either or both of (i) the attainment of Performance Goals by the Company or (ii) the continued employment of the Grantee with the Company, a Subsidiary or an Affiliate. All performance-based Restricted Stock Awards will have a minimum performance period of one (1) year, with no vesting prior to the end of the performance period except in the case of specified events, including, without limitation, death, Disability (which, for Plan purposes, is as defined in Treas. Reg. 1.409A-3(i)(4)) or a Change in Control. With respect to any shares of Restricted Stock subject to restrictions which lapse solely based on the Grantee’s continuation of employment with the Company, a Subsidiary or an Affiliate, such restrictions shall lapse over a vesting schedule (so long as the Grantee remains employed with the Company, a Subsidiary or an Affiliate) no shorter in duration than three years from the date of grant; provided that, such vesting schedule may provide for partial or installment vesting from time to time during such period, subject to acceleration in the case of specified events, including, without limitation, death, Disability or a Change in Control. Except to the extent otherwise provided in an Award Agreement, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon (subject to subsection (d) below).
(b)	Forfeiture. Upon termination of employment with the Company or a Subsidiary or Affiliate, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(c)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(d)	Dividends. Dividends paid on Restricted Stock shall be paid at the dividend payment date, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock has been distributed.
10.	Phantom Stock Units.
The Committee is authorized to grant Phantom Stock Units to Grantees, subject to the following terms and conditions:
(a)	Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Phantom Stock Units by the Committee. The expiration of the deferral period shall be consistent with the requirements of Section 409A of the Code. The Committee may condition the vesting and/or payment of Phantom Stock Units, in whole or in part, upon the attainment of Performance Goals.

(b)	Forfeiture. Upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Phantom Stock Units relate, all Phantom Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Units.
The Committee is also authorized to issue Phantom Stock Units to employees who have elected Phantom Stock Units as an investment alternative under deferred compensation plans,

including the Company’s Deferred Compensation Plan for Executives and the Company’s 2005 Deferred Compensation Plan for Executives. Such Awards may be settled hereunder by the delivery of cash or shares of Stock and shall otherwise be subject to the terms and conditions of such plans.
11.	Dividend Equivalents.
The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate and shall be subject to the requirements of Section 409A of the Code. A Dividend Equivalent cannot be made payable upon the exercise of an Option or SAR unless it is a separate arrangement that independently satisfies Section 409A of the Code.
12.	Annual Incentive Compensation Program.
The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Compensation Program in the form of Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year and may include all employees. Awards granted under the Annual Incentive Compensation Program in respect of a Plan Year may be contingent on the attainment by the Company of one or more Performance Goals. The maximum payment that any Grantee may receive pursuant to an Award granted under the Annual Incentive Compensation Program in respect of any Plan Year shall be $3,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment to any Covered Employee shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained. The Committee may establish such other rules applicable to the Annual Incentive Compensation Program to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to comply with Section 162(m) of the Code, to the extent not inconsistent with Section 162(m) of the Code.
13.	Other Stock-Based or Cash-Based Awards.
The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.
Awards granted pursuant to this Section 13 may be granted with value and payment contingent upon the attainment of certain Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. If an Award is so granted and the Award is intended to comply with Section 162(m) of the Code the maximum payment that any Grantee may receive pursuant to such Awards in respect of any performance period shall be $3,000,000. Payments earned under such Awards may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate, and no payment to any Covered Employee shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained.
Whether or not value and payment of an Award is contingent upon the attainment of Performance Goals, payment of an Award granted pursuant to this Section 13 shall be made within two and one half months of the calendar year in which the Award vested, unless payment is deferred under terms consistent with Section 409A of the Code. The Committee may establish such other rules applicable to the Other Stock-Based or Cash-Based Awards to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to comply with Section 162(m) of the Code, to the extent not inconsistent with Section 162(m) of the Code.
14.	Change in Control Provisions.
Unless otherwise determined by the Committee at the time of grant and evidenced in an Award Agreement or in a plan pursuant to which Awards are granted, in the event of a Change in Control:
(a)	any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b)	the restrictions, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved.
However, payment of an Award shall not be accelerated unless the Change in Control also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(2)(A)(v) of the Code.
15.	Claims Procedures.
(a)	Presentation of Claim. Any Claimant may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant:

(b)	Notification of Decision. The Plan Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:
(i)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(iii)	the specific reason(s) for the denial of the claim, or any part of it;

(iv)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(v)	a description of any additional material or information necessary for the Claimant to clarify or perfect the claim, and an explanation of why such material or information is necessary; and

(vi)	an explanation of the claim review procedure set forth in paragraph (c) below.
(c)	Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):
(i)	may review pertinent documents;

(ii)	may submit written comments or other documents; and/or

(iii)	may request a hearing, which the Plan Administrator, in its sole discretion, may grant.
(d)	Decision on Review. The Plan Administrator shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant and it must contain:
(i)	specific reasons for the decision;

(ii)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(iii)	such other matters as the Committee deems relevant.
(e)	Determinations. All benefit claim determinations shall be made in accordance with governing plan documents. Where appropriate, the Plan provisions must be applied consistently with respect to similarly-situated Claimants.

(f)	Exhaustion of Administrative Remedies. The Claimant must exhaust these administrative remedies prior to commencing any other proceeding with respect to claims arising under the Plan.

(g)	Effective Date. This Section shall apply to all Awards outstanding as of January 1, 2006, under the CNF Inc. 1997 Equity and Incentive Plan, in addition to the Awards granted under this Plan.

16.	General Provisions.
(a)	Nontransferability. Unless otherwise provided in an Award Agreement for an Award other than an ISO, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b)	No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment.

(c)	Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award (not to exceed the statutory minimum), and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. If Stock is distributed to a Grantee with respect to an Award or the exercise thereof, and the withholding taxes exceed any cash being distributed at the same time, the Grantee may elect to have shares of Stock withheld sufficient to satisfy the withholding taxes that are in excess of such cash.

(d)	Stockholder Approval; Amendment and Termination. The Plan previously took effect on the Original Effective Date, but the Plan and any grants of Awards shall be subject to the approval of the stockholders of the Company, which approval must occur within twelve (12) months of the Original Effective Date. If the stockholders of the Company do not so approve the Plan (either because they did not vote on the Plan within the twelve (12) months or because they voted on the Plan within the twelve (12) months but did not approve it), the Plan and all rights hereunder shall immediately terminate and no Grantee or transferee shall have any rights under the Plan or any Award Agreement. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment shall be effective without stockholder approval if such approval is required by law or New York Stock Exchange rules. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Original Effective Date. No Awards shall be granted under the Plan after such termination date.

(e)	Section 409A. If any provision of this Plan, an Award Agreement, or a plan pursuant to which Awards are granted would cause compensation to be includible in a Grantee’s income pursuant to Section 409A(a)(1)(A) of the Code, such provision shall be void, and the Plan, Award Agreement, or such plan shall be amended retroactively in such a way as to achieve substantially similar economic results without causing such inclusion. The Company intends the Plan to meet the requirements of Section 409A of the Code, the regulations thereunder, and any additional guidance provided by the Treasury Department. The Committee shall interpret the Plan in such a way as to meet such requirements. Moreover, for purposes of applying the provisions of Section 409A of the Code to this Plan, each separately identified Award to which a Grantee is entitled under this Plan shall be treated as a separate payment. In addition, to the extent permissible under Section 409A of the Code, any series of installment payments under this Plan shall be treated as a right to a series of separate payments.

(f)	No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g)	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h)	No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other Awards shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)	Regulations and Other Approvals
(i)	The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)	Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)	In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.
(j)	Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Nothing in this document shall suggest that the Plan is subject to ERISA.

CON-WAY INC.

By:

Jennifer W. Pileggi
Senior Vice President, General Counsel and Secretary
2006 Equity and Incentive Plan
2008 Amendment
Executed: December 1, 2008